Exhibit 107

Calculation of Filing Fee Table

Registration Statement on Form S-3

(Form Type)

Nuburu, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share
Fees to be Paid	Equity	Preferred Stock, par value $0.0001 per share
Fees to be Paid	Other	Warrants
Fees to be Paid	Other	Units
Fees to be Paid	Unallocated (Universal) Shelf		Rule 457(o)	(3)	(4)	$100,000,000	0.00015310	$15,310
	Total Offering Amounts					$100,000,000		$15,310
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$15,310

(1)
Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. In no event will the aggregate initial offering price of the securities issued under this registration statement exceed the amount registered above.
(3)
An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price not to exceed $100,000,000. Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock, preferred stock or warrants, in any combination, which may or may not be separable from one another. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(4)
The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities registered hereunder.